REVOLVING CREDIT

                                    AGREEMENT

                            Dated as of July 18, 2000

                                     between

                          HELIX TECHNOLOGY CORPORATION

                                       and

                               FLEET NATIONAL BANK

                                TABLE OF CONTENTS

1.   DEFINITIONS AND RULES OF INTERPRETATION.................................1
         1.1.   Definitions..................................................1
         1.2.   Rules of Interpretation......................................16
2.   THE REVOLVING CREDIT FACILITY...........................................17
         2.1.   Commitment to Lend...........................................17
         2.2.   Commitment Fee...............................................17
         2.3.   Reduction of Total Commitment................................17
         2.4.   The Revolving Credit Notes...................................18
         2.5.   Interest on Revolving Credit Loans...........................18
         2.6.   Requests for Revolving Credit Loans..........................18
         2.7.   Conversion Options...........................................19
                  2.7.1.   Conversion to Different Type of Revolving
                           Credit Loan.......................................19
                  2.7.2.   Continuation of Type of Revolving Credit Loan.....19
                  2.7.3.   LIBOR Rate Loans..................................19
3.   REPAYMENT OF THE REVOLVING CREDIT LOANS.................................20
         3.1.   Maturity.....................................................20
         3.2.   Mandatory Repayments of Revolving Credit Loans...............20
                  3.2.1.   Revolving Credit Loans Exceed Commitment..........20
                  3.2.2.   Asset Sales.......................................20
         3.3.   Optional Repayments of Revolving Credit Loans................20
4.   LETTERS OF CREDIT.......................................................21
         4.1.   Letter of Credit Commitments.................................21
                  4.1.1.   Commitment to Issue Letters of Credit.............21
                  4.1.2.   Letter of Credit Applications.....................21
                  4.1.3.   Terms of Letters of Credit........................21
         4.2.   Reimbursement Obligation of the Borrower.....................21
         4.3.   Letter of Credit Payments....................................22
         4.4.   Obligations Absolute.........................................22
         4.5.   Reliance by Issuer...........................................23
         4.6.   Letter of Credit Fee.........................................23
         4.7.   Reimbursements Funded by Revolving Credit Loans..............23
5.   CERTAIN GENERAL PROVISIONS..............................................23
         5.1.   Closing Fee..................................................23
         5.2.   Funds for Payments...........................................23
                  5.2.1.   Payments to Bank..................................23
                  5.2.2.   No Offset, etc....................................24
         5.3.   Computations.................................................24
         5.4.   Inability to Determine LIBOR Rate............................24
         5.5.   Illegality...................................................25
         5.6.   Additional Costs, etc........................................25
         5.7.   Capital Adequacy.............................................26
         5.8.   Certificate..................................................27
         5.9.   Indemnity....................................................27

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         5.10.   Interest After Default......................................27
                  5.10.1.   Overdue Amounts..................................27
                  5.10.2.   Amounts Not Overdue..............................27
6.   REPRESENTATIONS AND WARRANTIES..........................................28
         6.1.   Corporate Authority..........................................28
                  6.1.1.   Incorporation; Good Standing......................28
                  6.1.2.   Authorization.....................................28
                  6.1.3.   Enforceability....................................28
         6.2.   Governmental Approvals.......................................28
         6.3.   Title to Properties; Leases..................................29
         6.4.   Financial Statements; Projections and Solvency...............29
                  6.4.1.   Fiscal Year.......................................29
                  6.4.2.   Financial Statements..............................29
                  6.4.3.   Projections.......................................29
                  6.4.4.   Solvency..........................................30
         6.5.   No Material Changes, etc.....................................30
         6.6.   Franchises, Patents, Copyrights, etc.........................30
         6.7.   Litigation...................................................30
         6.8.   No Materially Adverse Contracts, etc.........................30
         6.9.   Compliance with Other Instruments, Laws, etc.................31
         6.10.   Tax Status..................................................31
         6.11.   No Event of Default.........................................31
         6.12.   Holding Company and Investment Company Acts.................31
         6.13.   Absence of Financing Statements, etc........................31
         6.14.   Certain Transactions........................................31
         6.15.   Employee Benefit Plans......................................32
                  6.15.1.   In General.......................................32
                  6.15.2.   Terminability of Welfare Plans...................32
                  6.15.3.   Guaranteed Pension Plans.........................32
                  6.15.4.   Multiemployer Plans..............................33
         6.16.   Use of Proceeds.............................................33
                  6.16.1.   General..........................................33
                  6.16.2.   Regulations U and X..............................33
                  6.16.3.   Ineligible Securities............................33
         6.17.   Environmental Compliance....................................33
         6.18.   Subsidiaries, etc...........................................35
         6.19.   Chief Executive Office......................................35
         6.20.   Capitalization Documents....................................36
         6.21.   Insurance...................................................36
         6.22.   Disclosure..................................................36
7.   AFFIRMATIVE COVENANTS OF THE BORROWER...................................36
         7.1.   Punctual Payment.............................................36
         7.2.   Maintenance of Office........................................36
         7.3.   Records and Accounts.........................................37
         7.4.   Financial Statements, Certificates and Information...........37
         7.5.   Notices......................................................38

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                  7.5.1.   Defaults..........................................38
                  7.5.2.   Environmental Events..............................38
                  7.5.3.   Notification of Claim against Property............39
                  7.5.4.   Notice of Litigation and Judgments................39
         7.6.   Corporate Existence; Maintenance of Properties...............39
         7.7.   Insurance....................................................40
         7.8.   Taxes........................................................40
         7.9.   Inspection of Properties and Books, etc......................40
                  7.9.1.   General...........................................40
                  7.9.2.   Appraisals........................................40
                  7.9.3.   Communications with Accountants...................41
         7.10.   Compliance with Laws, Contracts, Licenses, and Permits......41
         7.11.   Employee Benefit Plans......................................41
         7.12.   Use of Proceeds.............................................41
         7.13.   Replacement Instruments.....................................42
         7.14.   New Guarantors..............................................42
         7.15.   Further Assurances..........................................42
         7.16.   Ownership of Guarantors.....................................42
         7.17.   Inactive Subsidiaries.......................................42
8.   CERTAIN NEGATIVE COVENANTS OF THE BORROWER..............................43
         8.1.   Restrictions on Indebtedness.................................43
         8.2.   Restrictions on Liens........................................44
         8.3.   Restrictions on Investments..................................46
         8.4.   Restricted Payments..........................................47
         8.5.   Merger, Consolidation and Disposition of Assets..............48
                  8.5.1.   Mergers and Acquisitions..........................48
                  8.5.2.   Disposition of Assets.............................49
         8.6.   Sale and Leaseback...........................................49
         8.7.   Compliance with Environmental Laws...........................49
         8.8.   Employee Benefit Plans.......................................49
         8.9.   Business Activities..........................................50
         8.10.   Fiscal Year.................................................50
         8.11.   Transactions with Affiliates................................50
         8.12.   Upstream Limitations........................................50
         8.13.   Inconsistent Agreements.....................................51
         8.14.   Modification of Capitalization Documents....................51
         8.15.   Negative Pledge.............................................51
9.   FINANCIAL COVENANTS OF THE BORROWER.....................................51
         9.1.   Leverage Ratio...............................................51
         9.2.   Quick Ratio..................................................51
         9.3.   Profitable Operations........................................51
10.   CLOSING CONDITIONS.....................................................52
         10.1.   Loan Documents..............................................52
         10.2.   Certified Copies of Charter Documents.......................52
         10.3.   Corporate Action............................................52
         10.4.   Incumbency Certificate......................................52

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         10.5.    UCC Search Results.........................................52
         10.6.   Certificates of Insurance...................................52
         10.7.   Opinion of Counsel..........................................53
         10.8.   Payment of Fees.............................................53
         10.9.   No Material Adverse Change..................................53
         10.10.   Compliance Certificate.....................................53
         10.11.   Proceedings and Documents..................................53
11.   CONDITIONS TO ALL BORROWINGS...........................................53
         11.1.   Representations True; No Event of Default...................53
         11.2.   No Legal Impediment.........................................54
         11.3.   Governmental Regulation.....................................54
12.   EVENTS OF DEFAULT; ACCELERATION; ETC...................................54
         12.1.   Events of Default and Acceleration..........................54
         12.2.   Termination of Commitments..................................57
         12.3.   Remedies....................................................57
13.   SETOFF.................................................................58
14.   EXPENSES AND INDEMNIFICATION...........................................58
         14.1.   Expenses....................................................58
         14.2.   Indemnification.............................................58
         14.3.   Survival....................................................59
15.   TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION..........................59
         15.1.   Confidentiality.............................................59
         15.2.   Prior Notification..........................................60
         15.3.   Other.......................................................60
16.   SURVIVAL OF COVENANTS, ETC.............................................60
17.   ASSIGNMENT AND PARTICIPATION...........................................60
         17.1.   Assignment by Bank..........................................60
         17.2.   Participation by Bank.......................................61
         17.3.   Assignment by Borrower......................................62
18.   NOTICES, ETC...........................................................62
19.   GOVERNING LAW..........................................................62
20.   HEADINGS...............................................................63
21.   COUNTERPARTS...........................................................63
22.   ENTIRE AGREEMENT, ETC..................................................63
23.   WAIVER OF JURY TRIAL...................................................63
24.   CONSENTS, AMENDMENTS, WAIVERS, ETC.....................................64
25.   USURY..................................................................64
26.   SEVERABILITY...........................................................64



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                             Exhibits and Schedules

Exhibit A                  Form of Revolving Credit Note
Exhibit B                  Form of Loan Request
Exhibit C                  Form of Compliance Certificate
Exhibit D                  Investment Policy

Schedule 6.1.1             Foreign Qualification Exceptions
Schedule 6.3               Title to Properties
Schedule 6.7               Litigation
Schedule 6.17              Environmental Compliance
Schedule 6.18              Subsidiaries, Joint Ventures
Schedule 6.21              Insurance
Schedule 8.1               Indebtedness
Schedule 8.2               Liens
Schedule 8.3               Investments
Schedule 8.15              Restrictions on Granting Liens

                           REVOLVING CREDIT AGREEMENT

         This REVOLVING CREDIT AGREEMENT is made as of July 18, 2000, by and among HELIX TECHNOLOGY CORPORATION (the "Borrower"), a Delaware corporation having its principal place of business at 9 Hampshire Street, Mansfield, Massachusetts 02048, and FLEET NATIONAL BANK, a national banking association (the "Bank").

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

         1.1.  Definitions.

         The  following   terms   shall   have  the  meanings  set forth in this
Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

         Accounts Receivable. All rights of the Borrower or any of its Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrower or any of its Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with generally accepted accounting principles.

         Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrower pursuant to Section 7.4(c).

         Affiliate. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

         Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Borrower's Leverage Ratio, as determined at the end of the fiscal quarter of the Borrower and its Subsidiaries ended immediately prior to the applicable Rate Adjustment Period.


                                  Base Rate  LIBOR Rate    Credit   Commitment
   Level     Leverage Ratio         Loans      Loans        Fees       Fees
  ------- ----------------------- --------- -----------  --------  -----------

  I       Greater than 0.75:1.00     0.50%     1.50%      1.50%    0.500%

  ------- ----------------------- --------- -----------  --------  -----------

  II      Equal to or less than      0.25%     1.25%      1.25%    0.375%
          0.75:1.00 but greater
          than 0.50:1.00

  ------- ----------------------- --------- -----------  --------  -----------

  III     Less than or equal to      0.25%     1.25%      1.25%    0.300%
                0.50:1.00

  ------- ----------------------- --------- -----------  --------  -----------

         Notwithstanding the foregoing, if the Borrower fails to deliver any Compliance Certificate pursuant to Section 7.4(c) hereof then, for the period commencing on the Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

         Asset Sale. Any one or series of related transactions in which any Person conveys, sells, transfers or otherwise disposes of, directly or indirectly, any of its properties, businesses or assets (including the sale or issuance of capital stock of any Subsidiary other than to the Borrower or any Subsidiary) whether owned on the Closing Date or thereafter acquired, excluding, however, in each case, any Excluded Disposition.

         Balance Sheet Date.  December 31, 1999.

         Bank.  As defined in the preamble hereto.

         Bank's Office. The Bank's office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Bank may designate from time to time.

         Bank's Special Counsel. Bingham Dana LLP or such other counsel as may be approved by the Bank.

         Base Rate. The higher of (a) the variable annual rate of interest so designated from time to time by the Bank as its "prime rate," such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer, and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three funds brokers of recognized standing selected by the Bank. Changes in the Base Rate resulting from any changes in Bank's "prime rate" shall take place immediately without notice or demand of any kind.

         Base Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

         Borrower.  As defined in the preamble hereto.

         Business Day. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of LIBOR Rate Loans, also a day which is a LIBOR Business Day.

         Capitalization   Documents.   Collectively,   the  formation  documents
(including, without limitation, any certificate of incorporation and by-laws) of the Borrower and its Subsidiaries.

         Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         Cash Equivalents.  As  to  the   Borrower  and  its  Subsidiaries,  any
investment made in accordance with the Investment Policy.

         CERCLA.  See Section 6.17(a).

         Closing Date. The  first  date  on  which  the  conditions set forth in
Section 10 have been satisfied and any Revolving Credit Loans are available to be made or any Letter of Credit is available to be issued hereunder.

         Code.  The Internal Revenue Code of 1986.

         Commitment. The obligation of the Bank to make Revolving Credit Loans to, and to issue, extend and renew Letters of Credit for the account of, the Borrower up to an aggregate outstanding principal amount of $25,000,000, as such amount may be reduced from time to time or terminated hereunder.

         Commitment Fee Rate. The applicable rate per annum set forth in the chart contained in the definition of "Applicable Margin" under the heading "Commitment Fees".

         Compliance Certificate.  See Section 7.4(c).

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         Consolidated   Current   Liabilities.   All   liabilities   and   other
Indebtedness of the Borrower and its Subsidiaries on a consolidated basis maturing on demand or within one (1) year from the date as of which Consolidated Current Liabilities are to be determined, and such other liabilities as may properly be classified as current liabilities in accordance with generally accepted accounting principles other than Indebtedness of the type described in clause (i) of the definition of the term "Indebtedness" and including all outstanding Revolving Credit Loans, Unpaid Reimbursement Obligations and the Maximum Drawing Amount of all issued and outstanding Letters of Credit, whether or not so classified but excluding therefrom any liabilities agreed to in writing by the Bank and the Borrower from time to time, provided for purposes of calculating liabilities of the Borrower under Revolving Credit Loans for any date of determination, the amount shall be the average daily outstanding amount of Revolving Credit Loans for the immediately preceding ninety (90) days from such date of determination.

         Consolidated Intangible Assets. The total book value of all assets of the Borrower and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles) properly classified as intangible under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, services marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing.

         Consolidated PreTax Income. For any period, consolidated income of the Borrower and its Subsidiaries before taxes, as reported by the Borrower in accordance with generally accepted accounting principles; provided that following a Permitted Acquisition, the Consolidated PreTax Income for the fiscal quarter in which such Permitted Acquisition occurred and each of the three fiscal quarters immediately following such Permitted Acquisition shall be calculated with reference to the audited historical financial results of the Person so acquired (or, to the extent such financial results are unaudited, such unaudited results shall have been prepared in a manner which is acceptable to the Bank) and the Borrower and its Subsidiaries for the applicable period after giving effect on a pro forma basis to such Permitted Acquisition and assuming that such Permitted Acquisition had been consummated at the beginning of such period with such adjustments which are attributable to the change in ownership and/or management resulting from such Permitted Acquisition as are acceptable to the Bank.

         Consolidated Quick Assets. All cash, Cash Equivalents and Accounts Receivable of the Borrower and its Subsidiaries on a consolidated basis that, in accordance with generally accepted accounting principles, are properly classified as current assets, provided that Accounts Receivable shall be taken at their face value less reserves determined to be sufficient in accordance with generally accepted accounting principles.

         Consolidated Tangible Net Worth. (a) At any time of determination when the amount of Consolidated Intangible Assets is equal to or less than $1,000,000, the excess of Consolidated Total Assets over Consolidated Total Liabilities.

         (b) At any time of determination when the amount of Consolidated Intangible Assets is greater than $1,000,000, the excess of Consolidated Total Assets over Consolidated Total Liabilities, and less, without duplication, the sum of:

                  (i)      the amount of Consolidated Intangible Assets; plus

                  (ii) all amounts representing any write-up in the book value of any assets of the Borrower or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date, excluding (A) adjustments to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with Financial Accounting Standards Board Statement No. 52 and (B) write-ups of assets acquiredin any Permitted Acquisition made in connection with such Permitted Acquisition (but not any subsequent revaluations thereof); plus

                  (iii) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any equity subscriptions receivable.

         Consolidated Total Assets. The sum of (a) all assets ("consolidated balance sheet assets") of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, plus (b) without duplication, all assets leased by the Borrower or any Subsidiary as lessee under any Synthetic Lease to the extent that such assets would have been consolidated balance sheet assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease, plus (c) without duplication, all sold receivables referred to in clause (g) of the definition of the term "Indebtedness" to the extent that such receivables would have been consolidated balance sheet assets had they not been sold.

         Consolidated Total Liabilities. All liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and classified as such on the consolidated balance sheet of the Borrower and its Subsidiaries and all other Indebtedness of the Borrower and its Subsidiaries, whether or not so classified other than Indebtedness of the type described in clause (i) of the definition of the term "Indebtedness".

         Conversion Request. A notice given by the Borrower to the Bank of the Borrower's election to convert or continue a Revolving Credit Loan in accordance with Section 2.7.

         Credit Agreement.  This  Revolving  Credit  Agreement,  including   the
Schedules and Exhibits hereto.

         Default.  See Section 12.1.

         Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower, in each case other than dividends payable solely in shares of common stock of the Borrower.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Domestic Lending Office. Initially, the office of the Bank designated as such by notice to the Borrower; thereafter, such other office of the Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

         Domestic Subsidiary. Any Subsidiary of the Borrower other than a Foreign Subsidiary.

         Drawdown Date. The date on which any Revolving Credit Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.7.

         Employee  Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

         Environmental Laws.  See Section 6.17(a).

         EPA.  See Section 6.17(b).

         ERISA.  The Employee Retirement Income Security Act of 1974.

         ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder.

         Eurocurrency Reserve Rate. For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Event of Default.  See Section 12.1.

         Excluded Disposition. Any of the following: (a) the acquisition or lease of or the sale, lease or other disposition of assets in the ordinary course of business consistent with past practices, (b) the sale or other disposition of obsolete or worn-out property, (c) the sale, lease or other disposition of assets by the Borrower to any Guarantor, by any Guarantor to the Borrower or by any Guarantor to any other Guarantor, (d) the sale, lease or other disposition of assets by any Subsidiary of the Borrower which is not a Guarantor to any other Subsidiary of the Borrower which is not a Guarantor, (e) the sale or discount without recourse of Accounts Receivable arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, provided, that, in the case of any Foreign Subsidiary, this clause (e) shall also include any sale or discount of Accounts Receivable made with recourse to such Subsidiary if effected in the ordinary course of business and if such sale or discount is consistent with customary practices in such Foreign Subsidiary's country of business and such sale or discount is otherwise permitted under this Credit Agreement, (f) licenses of patents, trademarks and other intellectual property rights granted by the Borrower or any of its Subsidiaries in the ordinary course of business, (g) the subsequent sale or other disposition in the ordinary course of business of any Investment permitted by Section 8.3(a), (h) to the extent it would be considered an Asset Sale, any Restricted Payment permitted by Section 8.4, (i) leases or subleases of assets of the Borrower or any Subsidiary granted to third parties by the Borrower or any of its Subsidiaries in the ordinary course of business, and (j) so long as no Default or Event of Default shall have occurred and be continuing, the conveyance, sale, lease, transfer or other disposition of any properties or assets (other than as set forth in clauses (a) through (i) of this definition) resulting in no more than $3,000,000 in aggregate proceeds in any fiscal year. For avoidance of doubt, the Borrower and the Bank agree that only the proceeds referred to in clause (j) hereof which are in excess of $3,000,000 shall constitute the proceeds of Asset Sales; the Borrower shall be entitled to retain the initial $3,000,000 of such proceeds , whether such proceeds are a result of one transaction or a series of transactions.

         Foreign Subsidiary. Any Subsidiary of the Borrower organized in a jurisdiction other than the United States of America, any state thereof, or the District of Columbia.

         Generally    accepted   accounting   principles.  (a)  When   used   in
Section 9, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guarantors. Collectively, each wholly-owned Domestic Subsidiary of the Borrower existing on the Closing Date other than the Inactive Subsidiaries and each other Person which is required to be or become a guarantor from time to time pursuant to Section 7.14 hereof. Each such Person shall be a party to the Guaranty.

         Guaranty. Collectively, each Guaranty, dated or to be dated on or prior to the Closing Date or such later date as is required by Section 7.14 hereof, made by each Guarantor in favor of the Bank pursuant to which each wholly-owned, Domestic Subsidiary of the Borrower (other than the Inactive Subsidiaries) guaranties to the Bank the payment and performance of the Obligations and in form and substance satisfactory to the Bank.

         Hazardous Substances.  See Section 6.17(b).

         Inactive  Subsidiaries.  Collectively,  CTI  Nuclear  Inc.,   an   Ohio
corporation,   Strathmore  Corporation,   an  Ohio  corporation  and  Cyrogenics
Technology Inc., a Delaware corporation.

         Indebtedness. As to any Person and, subject to clause (G) of the final paragraph of this definition, whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

                  (a) every obligation of such Person for money borrowed,

                  (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

                  (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

                  (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued expenses arising in the ordinary course of business which are not more than thirty (30) days overdue or which are being contested in good faith),

                  (e) every  obligation  of  such  Person  under any Capitalized
         Lease,

                  (f) every obligation of such Person under any lease (a "synthetic lease") treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes,

                  (g) all  sales  by such  Person  of (i)  accounts  or  general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than (x) in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties,
         recourse,   expenses   or  other  amounts  in connection  therewith  or
         (y) a  disposition  of   receivables,  with or without  recourse,  by a
         Foreign Subsidiary in the ordinary course of business to the extent such disposition is consistent with customary practices in such Foreign Subsidiary's country of business,

                  (h) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights, provided that any equity related purchase obligation arising when the Borrower reduces the number of stock options of an employee at the time such employee exercises its stock options pursuant to any Stock Option Plan and agrees to subsequently pay the employee's taxes resulting from such exercise shall not be deemed an equity related purchase obligation until such time as the Borrower makes such reduction, and excluding, however, in each case,
         (i) any obligation of such Person to purchase, redeem, retire or otherwise acquire any of the foregoing from present or former officers, directors or employees of such Person upon the death, disability or termination of employment of any such officer, director or employee pursuant to any of the Stock Option Plans and (ii) any equity related purchase obligations which do not require any purchases, redemptions, retirement or other acquisition for value prior to the date on which all Revolving Credit Loans have been indefeasibly repaid in full in cash, all issued and outstanding Letters of Credit have been terminated or returned to the Bank and cancelled and the Commitment has been permanently reduced to zero,

                  (i) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

                  (j) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

                  (k) every obligation, contingent or otherwise, of such Person guarantying, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (k) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation; provided, however, that endorsements of instruments for deposit or collection in the ordinary course of business shall be excluded from this clause (k) and shall in no event be deemed to constitute "Indebtedness" for purposes of this Credit Agreement.

         The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (A) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (B) any Capitalized Lease shall be the principal component of the net present value (calculated using a discount rate equal to the interest rate implicit in such transaction) of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (C) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment,
(D) any synthetic lease shall be the stipulated loss value, termination value or other equivalent amount, (E) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (F) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price and (G) any Indebtedness as to which recourse is secured by or is otherwise available against only a portion of the assets of a Person shall be deemed to be limited to the lesser of the fair market value of such portion of such assets and the principal amount outstanding, if such Person has not assumed or become liable for the payment of such Indebtedness.

         Ineligible Securities. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

         Interest Payment Date. (a) As to any Base Rate Loan, the last day of the calendar quarter with respect to interest accrued during such calendar quarter, including, without limitation, the calendar quarter which includes the Drawdown Date of such Base Rate Loan; and (b) as to any LIBOR Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

         Interest Period. With respect to each Revolving Credit Loan, (a) initially, the period commencing on the Drawdown Date of such Revolving Credit Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request or as otherwise required by the terms of this Credit Agreement (i) for any

Base Rate Loan, the last day of the calendar quarter; and (ii) for any LIBOR Rate Loan, 1, 2, 3 or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (A) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

                  (B) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                  (C) if the  Borrower  shall fail to give notice as provided in
         Section 2.7, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

                  (D) any Interest Period relating to any LIBOR Rate Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

                  (E) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

         International Standby Practices. With respect to any standby Letter of Credit, International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Bank in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         Investments. All expenditures made and all liabilities incurred (contingently or otherwise) by any Person (i) for the acquisition of stock or Indebtedness of any other Person, (ii) for loans, advances, capital contributions or transfers of property to any other Person, but excluding any such loan or advance arising in connection with the sale of inventory or supplies or the provision of services by such Person in the ordinary course of business, or (iii) in respect of any guaranties (or other commitments as described under clause (k) of the definition of "Indebtedness") of the obligations of any Person, but excluding endorsements of instruments for deposit or collection in the ordinary course of business. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall, subject to any limitations on the guarantor's liability expressly set forth in such guaranty, be taken at an amount equal to the principal amount of the obligations guaranteed and still outstanding; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment nor shall there be added to any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof and there shall not be added to the aggregate amount of Investments any increase in the value thereof. For the avoidance of doubt, Capital Expenditures made by the Borrower or any Subsidiary shall not be considered an Investment for purposes of this Credit Agreement.

         Investment  Policy.  The  investment   policy  of  the Borrower and its
Subsidiaries in effect as of the date hereof as set forth on Exhibit D hereto.

         Japanese Joint  Venture.  Ulvac   Cryogenics,   Inc., a  joint  venture
between the Borrower and Ulvac Corporation of Chigasaki, Japan.

         Joint Venture. A corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Borrower or any of its Subsidiaries with another Person (other than the Borrower or a Subsidiary of the Borrower) in order to conduct a common enterprise with such Person. In no event will any Subsidiary of the Borrower be deemed to be a Joint Venture for purposes of this Credit Agreement.

         Letter of Credit.  See Section 4.1.1.

         Letter of Credit Application.  See Section 4.1.1.

         Letter of Credit Fee.  See Section 4.6.

         Letter of Credit Fee Rate. The applicable rate per annum set forth in the chart contained in the definition of "Applicable Margin" under the heading "Letter of Credit Fees".

         Leverage Ratio. As of any date of determination, the ratio of (a) Consolidated Total Liabilities of the Borrower and its Subsidiaries outstanding on such date to (b) Consolidated Tangible Net Worth of the Borrower and its Subsidiaries as of such date.

         LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Bank in its sole discretion acting in good faith.

         LIBOR Lending Office. Initially, the office of the Bank designated as such by notice to the Borrower; thereafter, such other office of the Bank, if any, that shall be making or maintaining LIBOR Rate Loans.

         LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, the rate of interest equal to (i) the rate determined by the Bank at which Dollar deposits for such Interest Period are offered based on information presented on Telerate Page 3750 as of 11:00 a.m. London time on the second LIBOR Business Day prior to the first day of such Interest Period, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         LIBOR Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the LIBOR Rate.

         Loan Documents. This Credit Agreement, the Revolving Credit Note, the Letter of Credit Applications and the Letters of Credit.

         Loan Request.  See Section 2.6.

         Material Adverse Effect. A material adverse effect on (a) the business, properties, condition (financial or otherwise), assets, operations or income of the Borrower and the Guarantors, taken as a whole, (b) the ability of the Borrower and the Guarantors taken as a whole, to perform any of their respective Obligations under the Loan Documents or (c) the validity, binding effect or enforceability of this Credit Agreement or any of the other Loan Documents.

         Maturity Date.  July 18, 2003[April __, 2003].

         Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         Multiemployer  Plan.  Any   multiemployer  plan  within the  meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

         Net Cash Sale Proceeds. The net cash proceeds received by a Person in respect of any Asset Sale, less the sum of (a) all reasonable out-of-pocket fees, commissions and other reasonable and customary expenses actually incurred in connection with such Asset Sale, including the amount of income, franchise, sales and other applicable taxes required to be paid by such Person in connection with such Asset Sale, and (b) the aggregate amount of cash so received by such Person which is required to be used to retire or repay (in whole or in part) any Indebtedness (other than under the Loan Documents) of such Person permitted by this Credit Agreement that was secured by a lien or security interest permitted by this Credit Agreement with respect to such assets transferred and which is required to be repaid in whole or in part in connection with such Asset Sale.

         Obligations. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to the Bank, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, in each case, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or the Revolving Credit Note, Letter of Credit Application, Letter of Credit or other instruments at any time evidencing any thereof.

         Outstanding.  With   respect  to  the   Revolving   Credit  Loans,  the
aggregate unpaid principal thereof as of any date of determination.

         PBGC.  The  Pension  Benefit  Guaranty  Corporation  created by Section
4002  of  ERISA  and  any   successor   entity  or   entities   having   similar
responsibilities.

         Permitted Acquisition.  See Section 8.5.1.

         Permitted Liens. Liens, security interests and other encumbrances permitted by Section 8.2.

         Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Principal Officers. The Chief Executive Officer of the Borrower and/or the Chief Financial Officer of the Borrower, and, to the extent at any time both such positions are vacant, then all the officers of the Borrower.

         RCRA.  See Section 6.17(a).

         Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

         Record. The grid attached to a Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Revolving Credit Loan referred to in such Revolving Credit Note.

         Reimbursement Obligation. The Borrower's obligation to reimburse the Bank on account of any drawing under any Letter of Credit as provided in Section 4.2.

         Restricted Payment. In relation to the Borrower and its Subsidiaries, any (a) Distribution, or (b) payment or prepayment by the Borrower or its Subsidiaries to the Borrower's or any Subsidiary's shareholders (or other equity holders) exceeding, in the aggregate, $250,000 and (i) consisting of management, consulting or similar fees other than those fees incurred in the ordinary course of business consistent with past practices and fees charged for a fair exchange of services or sale or other disposition of goods in the ordinary course of business for fair and reasonable value, (ii) consisting of any fees or other payments made outside the ordinary course of business or (iii) made to such Person in its capacity as shareholder other than for a fair exchange of services or sale or other disposition of goods in the ordinary course of business for fair and reasonable value or (c) payment or prepayment by the Borrower or its Subsidiaries to any Affiliate of the Borrower or any Subsidiary, excluding payments made by the Borrower or a Subsidiary of the Borrower to a Foreign Subsidiary or by a Foreign Subsidiary to the Borrower or a Subsidiary which is not otherwise prohibited by this Credit Agreement and made as a result of the Borrower's or such Subsidiary's ordinary course dealings with Foreign Subsidiaries conducted in a manner consistent with past practices (or, with respect to Foreign Subsidiaries created or acquired after the Closing Date, consistent with the Borrower's foreign operations as of the Closing Date).

         Revolving Credit Loans. Revolving credit loans made or to be made by the Bank to the Borrower pursuant to Section 2.

         Revolving Credit Note Record.  A  Record  with   respect to a Revolving
Credit Note.

         Revolving Credit Note.  See Section 2.4.

         SARA.  See Section 6.17(a).

         Section 20 Subsidiary. A Subsidiary of the bank holding company controlling the Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

         S&P.  Standard & Poor's Ratings Group.

         Stock Option Plans. Collectively, the Borrower's Employee Stock Option Plan dated as of April 24, 1996, and the Borrower's 1996 Stock Option Plan for Non-Employee Directors dated as of April 24, 1996, each in the form delivered to the Bank on or prior to the Closing Date and as amended from time to time.

         Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         Synthetic Lease.  As  defined  in   clause  (f) of  the  definition  of
"Indebtedness".

         Temporary Lien.  See Section 8.2(xi).

         Type. As to any Revolving Credit Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

         Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of

Commerce Publication No. 500 or any successor version thereto adopted by the Bank in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Bank on the date specified in, and in accordance with, Section 4.2.

         Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         1.2.  Rules of Interpretation.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A   reference   to   any   law  includes  any amendment or
         modification to such law.

                  (d) A   reference   to   any  Person  includes  its  permitted
         successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

                  (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

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                  (j) Unless otherwise expressly  indicated,  in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

                  (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

                  (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Bank and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Bank merely on account of the Bank's involvement in the preparation of such documents.

                        2. THE REVOLVING CREDIT FACILITY.

         2.1.  Commitment to Lend.

         Subject to the terms and conditions set forth in this Credit Agreement, the Bank severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Maturity Date upon notice by the Borrower to the Bank given in accordance with Section 2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to the Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 10 and Section 11, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 11, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

         2.2.  Commitment Fee.

         The Borrower agrees to pay to the Bank a commitment fee calculated at the rate of the Commitment Fee Rate per annum on the average daily amount during each calendar quarter or portion thereof from the date hereof to the Maturity Date by which the Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Commitment shall terminate.

         2.3.  Reduction of Total Commitment.

         The Borrower shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Bank to reduce by $500,000 or an integral multiple thereof or terminate entirely the Commitment. Upon the effective date of any such reduction or termination, the

Borrower shall pay to the Bank the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitment may be reinstated.

         2.4.  The Revolving Credit Notes.

         The Revolving Credit Loans shall be evidenced by a promissory note of the Borrower in substantially the form of Exhibit A hereto (the "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. The Revolving Credit Note shall be payable to the order of the Bank in a principal amount equal to the Bank's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by the Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on the Bank's Revolving Credit Note, an appropriate notation on the Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on the Bank's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on the Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Revolving Credit Note to make payments of principal of or interest on the Revolving Credit Note when due.

         2.5.  Interest on Revolving Credit Loans.

         Except as otherwise provided in Section 5.10,

                  (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable Margin.

                  (b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the LIBOR Rate determined for such Interest Period plus the Applicable Margin.

                  (c) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

         2.6.  Requests for Revolving Credit Loans.

         The Borrower shall give to the Bank written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no later than (a) 12:00 noon (Boston time) on the proposed Drawdown Date of any Base Rate Loan and (b) three (3) LIBOR Business Days prior to the proposed Drawdown Date of any LIBOR Rate Loan. Each such notice shall specify
(i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (ii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan and shall be signed by both the President and Chief Financial Officer of the Borrower. Each Loan

Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Bank on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $100,000 or an integral multiple thereof.

         2.7.  Conversion Options.

                  2.7.1.  Conversion to Different Type of Revolving Credit Loan.

                  The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (a) with respect to any such conversion of a Revolving Credit Loan to a Base Rate Loan, the Borrower shall give the Bank at least one (1) Business Day prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Bank at least three
         (3) LIBOR Business Days prior written notice of such election; (c) with respect to any such conversion of a LIBOR Rate Loan into a Revolving Credit Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto and (d) no Revolving Credit Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made the Bank shall take such action as is necessary to transfer such Revolving Credit Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

                  2.7.2.  Continuation of Type of Revolving Credit Loan.

                  Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.7.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Bank active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any LIBOR Rate Loan as such, then such LIBOR Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto during which the Borrower has failed to give such notice.

                  2.7.3.  LIBOR Rate Loans.

                  Any conversion to or from LIBOR Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $500,000. In no event shall the Borrower have more than five (5) LIBOR Rate Loans outstanding at any one time.

                   3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

         3.1.  Maturity.

         The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         3.2.  Mandatory Repayments of Revolving Credit Loans.

                  3.2.1.  Revolving Credit Loans Exceed Commitment.

                  If at  any  time  the  sum of the  outstanding  amount  of the
         Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Commitment then the Borrower shall immediately pay the amount of such excess to the Bank for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Bank cash collateral for Reimbursement Obligations as contemplated by Section 4.2(b) and (c).

                  3.2.2.  Asset Sales.

                  No later than two (2) Business Days after the receipt by the Borrower or any of its Subsidiaries of Net Cash Sale Proceeds from Asset Sales, the Borrower shall pay to the Bank an amount equal to one hundred percent (100%) of such Net Cash Sale Proceeds, to be applied to reduce the outstanding amount of the Revolving Credit Loans and to permanently reduce the Commitment by such amount; provided that the Borrower may in its sole discretion elect, pursuant to a written notice given by the Borrower to the Bank describing such election, to postpone any mandatory prepayment otherwise required to be made by the Borrower pursuant to this Section 3.2.2 (any such prepayments, until the time actually made, being "Postponed Payments") until such time as the aggregate amount of Postponed Payments equals $100,000.

         3.3.  Optional Repayments of Revolving Credit Loans.

         The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, except for any amounts payable by the Borrower under Section 5.9 in respect of any payment of a LIBOR Rate Loan on any day other than the last day of the applicable Interest Period. The Borrower shall give the Bank, no later than 12:00 noon, Boston time, at least one (1) Business Day prior written notice of any proposed prepayment pursuant to this Section 3.3 of Base Rate Loans, and three (3) LIBOR Business Days notice of any proposed prepayment pursuant to this Section 3.3 of LIBOR Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans.

                              4. LETTERS OF CREDIT.

         4.1.  Letter of Credit Commitments.

                  4.1.1.  Commitment to Issue Letters of Credit.

                  Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Bank's customary form (a "Letter of Credit Application"), the Bank in reliance upon the representations and warranties of the Borrower contained herein, agrees to issue, extend and renew for the account of the Borrower or any Subsidiary thereof one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower or any Subsidiary thereof and agreed to by the Bank; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $10,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the Commitment.

                  4.1.2.  Letter of Credit Applications.

                  Each Letter of Credit Application shall be completed to the satisfaction of the Bank. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                  4.1.3.  Terms of Letters of Credit.

                  Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and
         (b) have an expiry date no later than the earlier of (i) one (1) year from the date of issuance of such Letter of Credit and (ii) the date which is seven (7) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, thirty (30) days) prior to the Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices.

         4.2.  Reimbursement Obligation of the Borrower.

         In order to induce the Bank to issue, extend and renew each Letter of Credit, the Borrower hereby agrees to reimburse or pay to the Bank with respect to each Letter of Credit issued, extended or renewed by the Bank hereunder,

                  (a) except as otherwise expressly provided in Section 4.2(b) and (c) and Section 4.7, on each date that any draft presented under such Letter of Credit is honored by the Bank, or the Bank otherwise makes a payment with  respect  thereto,
         (i) the amount paid by the Bank under or with respect to such Letter of Credit, and (ii) the amount of any taxes (other than taxes on the net income of the Bank or any of its Affiliates), fees, charges or other costs and expenses whatsoever incurred by the Bank in connection with any payment made by the Bank under, or with respect to, such Letter of Credit,

                  (b) upon the reduction (but not termination) of the Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Bank as cash collateral for all Reimbursement Obligations, and

                  (c)  upon  the   termination   of  the   Commitment,   or  the
         acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 12, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Bank as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Bank at the Bank's Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 4.2 at any time from the date such amounts become due and payable (whether as stated in this Section 4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Bank on demand at the rate specified in Section 5.10 for overdue principal on the Revolving Credit Loans.

         4.3.  Letter of Credit Payments.

         If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Bank shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. The responsibility of the Bank to the Borrower shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         4.4.  Obligations Absolute.

         The Borrower's obligations under this Section 4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Bank that the Bank shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith and in the absence of gross negligence and willful misconduct, shall be binding upon the Borrower and shall not result in any liability on the part of the Bank to the Borrower. Notwithstanding anything to the contrary contained in this Section 4.4, the Borrower shall retain any and all rights it may have against the Bank for any liability incurred by the Borrower arising out of the gross negligence or willful misconduct of the Bank in respect of any Letter of Credit or any payment made or not made by the Bank thereunder.

         4.5.  Reliance by Issuer.

         To the extent not inconsistent with Section 4.4, the Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Bank.

         4.6.  Letter of Credit Fee.

         The Borrower shall, on the date of issuance or any extension or renewal of any Letter of Credit pay a fee (in each case, a "Letter of Credit Fee") to the Bank in respect of each Letter of Credit in an amount equal to the Letter of Credit Fee Rate per annum of the face amount of such Letter of Credit. In respect of each Letter of Credit, the Borrower shall also pay to the Bank at such other time or times as such charges are customarily made by the Bank, the Bank's reasonable and customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

         4.7.  Reimbursements Funded by Revolving Credit Loans.

         In the event that the Borrower fails to reimburse the Bank for any drawing presented under a Letter of Credit and honored by the Bank by the time required under Section 4.2, the Borrower shall be deemed to have given to the Bank a timely Loan Request for a Base Rate Loan in accordance with Section 2.6 and, subject to the satisfaction of the conditions specified in Section 11, the Bank shall make such a Revolving Credit Loan in the amount of such drawing honored by the Bank under such Letter of Credit and shall apply the proceeds of such Revolving Credit Loan directly to reimburse itself for the amount thereof.

                         5. CERTAIN GENERAL PROVISIONS.

         5.1.  Closing Fee.

         The Borrower agrees to pay to the Bank on the Closing Date a closing fee in the amount of $50,000.00.

         5.2.  Funds for Payments.

                  5.2.1.  Payments to Bank.

                  All   payments   of   principal,    interest,    Reimbursement
         Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Bank in Dollars at the Bank's Office or at such other place that the Bank may from time to time designate, in each case at or about 11:00 a.m. (Boston, Massachusetts, time or other local time at the place of payment) and in immediately available funds.

                  5.2.2.  No Offset, etc.

                  All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Bank on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Bank to receive the same net amount which the Bank would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

         5.3.  Computations.

         All computations of interest on Base Rate Loans shall be based on a 365-day year and paid for the actual number of days elapsed. All computations of interest on LIBOR Rate Loans, and of commitment fees or Letter of Credit Fees shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Revolving Credit Loans as reflected on the Revolving Credit Note Record from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Bank of such outstanding amount, the Bank shall notify the Borrower to the contrary.

         5.4.  Inability to Determine LIBOR Rate.

         In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Bank shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period, the Bank shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower. In such event (a) any Loan Request or Conversion Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Bank to make LIBOR Rate Loans shall be suspended until the Bank determines that the circumstances giving rise to such suspension no longer exist, whereupon the Bank shall so notify the Borrower.

         5.5.  Illegality.

         Notwithstanding any other provisions herein, if the adoption of any future law, regulation, treaty or directive or any change in the interpretation or application of any present or future law, regulation, treaty or directive shall make it unlawful for the Bank to make or maintain LIBOR Rate Loans, the Bank shall forthwith give notice of such circumstances to the Borrower and thereupon (a) the commitment of the Bank to make LIBOR Rate Loans or convert Revolving Credit Loans of another Type to LIBOR Rate Loans shall forthwith be suspended and (b) the Bank's Revolving Credit Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Bank, upon demand by the Bank, any additional amounts payable by the Borrower under Section 5.9 in respect of any costs incurred by the Bank in making any conversion in accordance with this Section 5.5, including any interest or fees payable by the Bank to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.

         5.6.  Additional Costs, etc.

         If any change in any present, or the adoption of any future, applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject the Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Bank's Commitment or the Revolving Credit Loans (other than taxes based upon or measured by the income or profits of the Bank), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to the Bank of the principal of or the interest on any Revolving Credit Loans or any other amounts payable to the Bank under this Credit Agreement or any of the other Loan Documents, or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

                  (d) impose on the Bank any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Revolving Credit Loans, the Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Revolving Credit Loans or the Bank's Commitment forms a part, and the result of any of the foregoing is

                           (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Revolving Credit Loans or the Bank's Commitment or any Letter of Credit, or

                           (ii) to reduce  the  amount of  principal,  interest,
                  Reimbursement Obligation or other amount payable to the Bank hereunder on account of the Bank's Commitment, any Letter of Credit or any of the Revolving Credit Loans, or

                           (iii) to require  the Bank to make any  payment or to
                  forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Bank from the Borrower hereunder, then, and in each such case, the Borrower will within ten (10) days after the Borrower's receipt of the certificate contemplated by Section 5.8 below (it being understood that such a certificate may be delivered at any time and from time to time and as often as the occasion therefor may arise under this Section 5.6), pay to the Bank such additional amounts as will be sufficient to compensate the Bank for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum; provided, however, that the Borrower shall not be required to compensate the Bank pursuant to this Section
5.6 for any such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum incurred more than six months prior to the date the Bank notifies the Borrower of the event giving rise to the Bank's claim for compensation under this Section 5.6.

         5.7.  Capital Adequacy.

         If after the date hereof the Bank reasonably determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by the Bank or any corporation controlling the Bank with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on the Bank's commitment with respect to any Revolving Credit Loans to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by the Bank to be material, then the Bank may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower agrees to pay the Bank the amount of such reduction in the return on capital as and when such reduction is determined within ten (10) days after presentation by the Bank of a certificate in accordance with Section 5.8 hereof provided, however, that the Borrower shall not be required to compensate the Bank pursuant to this Section
5.7 for any reduction incurred more than six months prior to the date the Bank notifies the Borrower of the event giving rise to the Bank's claim for compensation under this Section 5.7. The Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

         5.8.  Certificate.

         A certificate setting forth any additional amounts payable pursuant to Sections 5.6 or 5.7 and a brief explanation of such amounts which are due, shall be submitted by the Bank to the Borrower and, when submitted by the Bank to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing so long as it reflects a reasonable basis for the calculation of the amounts set forth therein and does not contain any manifest error.

         5.9.  Indemnity.

         The Borrower agrees to indemnify the Bank and to hold the Bank harmless from and against any loss, cost or expense that the Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, (b) default by the Borrower in making a borrowing of or conversion to a LIBOR Rate Loan after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with Section 2.6 or Section 2.7 or (c) the making of any payment of a LIBOR Rate Loan or the making of any conversion of any such LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain any such Revolving Credit Loans.

         5.10.  Interest After Default.

                  5.10.1.  Overdue Amounts.

                  Overdue principal and (to the extent permitted by applicable law) interest on the Revolving Credit Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest at a rate per annum equal to two percent (2%) above the Base Rate until such amount shall be paid in full (after as well as before judgment) and shall be payable on demand.

                  5.10.2.  Amounts Not Overdue.

                  During the continuance of an Event of Default the principal of the Revolving Credit Loans not overdue shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Bank pursuant to Section 24, bear interest at a rate per annum equal to the greater of (a) two percent (2%) above the rate of interest otherwise applicable to such Revolving Credit Loans pursuant to Section 2.5and (b) the rate of interest applicable to overdue principal pursuant to Section 5.10.1.

                       6. REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Bank as follows:

         6.1.  Corporate Authority.

                  6.1.1.  Incorporation; Good Standing.

                  Each of the Borrower and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) except as set forth on Schedule 6.1.1, is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified or authorized would not have a Material Adverse Effect.

                  6.1.2.  Authorization.

                  The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate authority of such Person, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries, except for any conflict, breach or contravention which could not reasonably be expected to have a Material Adverse Effect, (d) do not conflict with any provision of the corporate charter or bylaws of the Borrower or any of its Subsidiaries and (e) do not conflict with any provision of any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries, except for any conflict which could not reasonably be expected to have a Material Adverse Effect.

                  6.1.3.  Enforceability.

                  The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         6.2.  Governmental Approvals.

         The execution, delivery and performance by the Borrower and any of its Subsidiaries of this Credit Agreement and the other Loan

Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

         6.3.  Title to Properties; Leases.

         Except as indicated on Schedule 6.3 hereto, the Borrower and its Subsidiaries own all of the assets material to their business (except for minor defects in title that do not interfere with their ability to conduct their business as currently conducted) shown to be owned in the consolidated balance sheet of the Borrower referred to in Section 6.4.2 as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since the Balance Sheet Date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         6.4.  Financial Statements; Projections and Solvency.

                  6.4.1.  Fiscal Year.

                  The Borrower and each of its Subsidiaries has a fiscal year which is the twelve months ending on December 31 of each calendar year.

                  6.4.2.  Financial Statements.

                  There has been furnished to the Bank a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Borrower and its Subsidiaries for the fiscal year then ended, certified by PricewaterhouseCoopers LLP. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present, in all material respects, the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto.

                  6.4.3.  Projections.

                  The projections of the annual operating budgets of the Borrower and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 2000 to 2002 fiscal years have been delivered to the Bank. To the knowledge of the Borrower or any of its Subsidiaries, no facts exist as of the date hereof that (individually or in the aggregate) would result in any material adverse change in any of such projections. The projections have been prepared by the Borrower in good faith and are based upon estimates and assumptions believed by the Borrower to be reasonable at the time made. Notwithstanding anything herein to the contrary, the Bank understands that such projections as they relate to future events are not to be viewed as fact and that actual results during the period or periods covered thereby may differ from the projected results set forth therein and the Borrower makes no representation as to the ability of the Borrower or any of its Subsidiaries to achieve the results set forth in any projections.

                  6.4.4.  Solvency.

                  The   Borrower,   individually,   and  the  Borrower  and  its
         Subsidiaries, on a consolidated basis, both before and after giving effect to the transactions contemplated by this Credit Agreement and the other Loan Documents (a) are solvent; (b) have assets having a fair value in excess of their liabilities; (c) have assets having a fair value in excess of the amount required to pay their liabilities on existing debts as such debts become due and payable; and (d) have, and expect to continue to have, access to adequate capital for the conduct of their business and the ability to pay their debts from time to time incurred in connection with the operation of their business as such debts mature.

         6.5.  No Material Changes, etc.

         Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries, taken as a whole, as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes that have not had any Material Adverse Effect. Since the Balance Sheet Date, the Borrower has not made any Distribution other than the dividends paid by the Borrower on March 15, 2000 and May 15, 2000.

         6.6.  Franchises, Patents, Copyrights, etc.

         Except as set forth on Schedule 6.7 hereto, each of the Borrower and its Subsidiaries possesses or has the right to use all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted , except where the failure to so possess or have the right to use could not be reasonably expected to have a Material Adverse Effect, and, to the best of the Borrower's knowledge, no claim that the Borrower or any Subsidiary is engaged in any activity that infringes upon the intellectual property rights of any other Person is pending, except for any such claim which could not reasonably be expected to have a Material Adverse Effect.

         6.7.  Litigation.

         Except as set forth in Schedule 6.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

         6.8.  No Materially Adverse Contracts, etc.

         Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected, in the reasonable judgment of the Borrower's Principal Officers, in the future to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's Principal Officers, to have a Material Adverse Effect.

         6.9.  Compliance with Other Instruments, Laws, etc.

         Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to have a Material Adverse Effect.

         6.10.  Tax Status.

         The Borrower and its Subsidiaries (a) have made or filed all federal and material state income and all other material tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings diligently conducted and except as could not reasonably be expected to have a Material Adverse Effect, and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Principal Officers of the Borrower know of no basis for any such claim, except for those being contested in good faith and by appropriate proceedings diligently conducted and except as could not reasonably be expected to have a Material Adverse Effect.

         6.11.  No Event of Default.

         No Default or Event of Default has occurred and is continuing.

         6.12.  Holding Company and Investment Company Acts.

         Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         6.13.  Absence of Financing Statements, etc.

         Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

         6.14.  Certain Transactions.

         Except for (a) ordinary course dealings with Foreign Subsidiaries conducted in a manner consistent with past practices (or with respect to Foreign Subsidiaries acquired or created after the Closing Date, conducted in a manner consistent with current foreign operations), (b) transactions between the Borrower and a Guarantor or between Guarantors and (c) arm's length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, (i) none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner and (ii) no Affiliate of the Borrower or any Subsidiary is presently a party to any transaction with the Borrower or any of its Subsidiaries, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from such Affiliate or, to the actual knowledge of the Principals Officers of the Borrower, any corporation, partnership, trust or other entity in which such Affiliate has a substantial interest.

         6.15.  Employee Benefit Plans.

                  6.15.1.  In General.

                  Each Employee  Benefit Plan and each  Guaranteed  Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by Section 412 of ERISA except to the extent that failure not to comply could not reasonably be expected to have a Material Adverse Effect. The Borrower has heretofore delivered to the Bank the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  6.15.2.  Terminability of Welfare Plans.

                  No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws. The Borrower may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower without liability to any Person other than for claims arising prior to termination.

                  6.15.3.  Guaranteed Pension Plans.

                  Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of
         Section 302(f) of ERISA, or otherwise, has been timely made except to the extent that failure not to comply could not reasonably be expected to have a Material Adverse Effect. Except to the extent that failure not to comply could not reasonably be expected to have a Material Adverse Effect, no waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension
         Plan    pursuant   to    Section  307   of    ERISA   or     Section
         401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of
         Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                  6.15.4.  Multiemployer Plans.

                  Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of
         Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

         6.16.  Use of Proceeds.

                  6.16.1.  General.

                  The proceeds of the Revolving Credit Loans shall be used to finance all or any portion of capital expenditures and/or Permitted Acquisitions, and for working capital and general corporate purposes. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes.

                  6.16.2.  Regulations U and X.

                  No portion of any Revolving Credit Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

                  6.16.3.  Ineligible Securities.

                  No portion of the proceeds of any Revolving Credit Loans is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period or within 30 days thereafter, any Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary.

         6.17.  Environmental Compliance.

         The Borrower has, with respect to the Real Estate owned by the Borrower or any of its Subsidiaries (the "Owned Real Estate"), taken all reasonably appropriate steps to investigate the past and present condition and usage of the Owned Real Estate and the operations conducted thereon and, based upon such diligent investigation, has made the determinations contained in this Section
6.17 with respect to the Owned Real Estate. With respect to the Real Estate leased by the Borrower or any of its Subsidiaries (the "Leased Real Estate"), the Borrower has not made any independent investigation and makes the representations and warranties contained in this ss.6.17 based solely on its actual knowledge.

                  (a) Except as set forth on Schedule 6.17, none of the Borrower, its Subsidiaries or, to the best of the Borrower's knowledge, any operator of the Real Estate or any operations thereon is in violation, or written alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation could reasonably be expected to have a Material Adverse Effect.

                  (b) Except as set forth on Schedule 6.17, neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

                  (c) except as set forth on Schedule 6.17 attached hereto and except for such matters as could not reasonably be expected to have a Material Adverse

         Effect: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and, to the best of the Borrower's knowledge, no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or, to the best of the Borrower's knowledge, operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, to the best of the Borrower's knowledge have been treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                  (d) none of the Borrower and its Subsidiaries or any of the Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby with respect to which failure to comply could reasonably be expected to have a Material Adverse Effect.

         6.18.  Subsidiaries, etc.

         Schedule 6.18, as such schedule may be updated from time to time pursuant to Section 7.14 or by the Borrower in its Compliance Certificate delivered pursuant to Section 7.4(c), sets forth a true and complete list of all Subsidiaries and Joint Ventures of the Borrower and its Subsidiaries.

         6.19.  Chief Executive Office.

         The Borrower's chief executive office is at 9 Hampshire Street, Mansfield, Massachusetts 02048, at which location its books and records are kept. Each Guarantor's chief executive office is as set forth in the Guaranty to which it is a party.

         6.20.  Capitalization Documents.

         The Borrower and each Guarantor has delivered to the Bank true and complete copies of all of the Capitalization Documents and neither the Borrower nor any Guarantor has amended any such documents in any material respects, except as may have been disclosed to and consented to by the Bank and except for any amendment which does not adversely affect the interest of the Bank in respect of the Obligations or any amendment permitted by Section 8.14.

         6.21.  Insurance.

         The Borrower and each of the Guarantors maintains with financially sound and reputable insurers insurance with respect to its properties and businesses against such casualties and contingencies as is customarily maintained by companies in the same or similar lines of business in the same or similar locations, with the details of such coverage being more fully described on Schedule 6.21 hereto.

         6.22.  Disclosure.

         None of this Credit Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower or any of its Subsidiaries in the case of any document or information not furnished by it or any of its Subsidiaries) necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading in any material respect. There is no fact known to the Borrower or any of its Subsidiaries which materially adversely affects the business, assets, financial condition or prospects of the Borrower and its Subsidiaries, taken as a whole, or which is reasonably likely in the future to have a Material Adverse Effect, which, in either case, has not been disclosed herein or in the other Loan Documents or in a report, financial statement, exhibit, schedule or other writing furnished to the Bank in connection with the transactions contemplated hereby or thereby.

                    7. AFFIRMATIVE COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or the Bank has any obligation to make any Revolving Credit Loans or to issue, extend or renew any Letters of Credit:

         7.1.  Punctual Payment.

         The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Revolving Credit Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents (but subject to any applicable grace periods).

         7.2.  Maintenance of Office.

         The Borrower will maintain its chief executive office in 9 Hampshire Street, Mansfield, Massachusetts 02048, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Bank, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

         7.3.  Records and Accounts.

         The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (c) at all times engage PricewaterhouseCoopers LLP or other independent certified public accountants satisfactory to the Bank as the independent certified public accountants of the Borrower and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Borrower and its Subsidiaries and the appointment in such capacity of a successor firm as shall be satisfactory to the Bank.

         7.4.  Financial Statements, Certificates and Information.

         The Borrower will deliver to the Bank:

                  (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by PricewaterhouseCoopers LLP or by other independent certified public accountants satisfactory to the Bank, together with a written statement from such accountants to the effect that they have read a copy of the covenants set forth in Section 9 of this Credit Agreement and definitions relating thereto, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Bank for failure to obtain knowledge of any Default or Event of Default;

                  (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents, in all material respects, the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments in conformity with rules for interim financial reporting);

                  (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit C hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 9 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date and updating Schedule 6.18 to reflect the creation or acquisition of any new Subsidiaries or any new Joint Ventures permitted under this Credit Agreement;

                  (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower;

                  (e) from time to time upon the reasonable request of the Bank (but in no event more frequently than twice during any fiscal year, unless an Event of Default shall have occurred and is continuing), projections of the Borrower and its Subsidiaries updating those projections delivered to the Bank and referred to in Section 6.4.3 or, if applicable, updating any later such projections delivered in response to a request pursuant to this Section 7.4(e); and

                  (f)  from  time  to  time  such  other   financial   data  and
         information (including accountants' management letters) as the Bank may reasonably request.

         7.5.  Notices.

                  7.5.1.  Defaults.

                  The Borrower will promptly notify the Bank in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice in writing or exercise any legal remedies to the knowledge of any Principal Officer of the Borrower or any Subsidiary in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other monetary obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, in each case, in an individual principal amount of $1,000,000 or more, the Borrower shall forthwith give written notice thereof to the Bank, describing the notice or action and the nature of the claimed default.

                  7.5.2.  Environmental Events.

                  The Borrower will promptly give notice to the Bank (a) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency except for any violations which could not reasonably be expected to have a Material Adverse Effect and (b) promptly after becoming aware thereof, of any inquiry, proceeding, investigation, or other action,
         including  a  notice  from  any  agency  of   potential
         environmental liability, of any federal, state or local environmental agency or board, relating to Real Estate, except for any such inquiry, proceeding, investigation or other action or notice which could not reasonably be expected to have a Material Adverse Effect.

                  7.5.3.  Notification of Claim against Property.

                  The Borrower will, promptly after becoming aware thereof, notify the Bank in writing of any setoff or any claims (including, with respect to the Real Estate, environmental claims that have been asserted in writing) to which any of the Borrower's property is subject, to the extent that any such setoff or claims could reasonably be expected to have a Material Adverse Effect.

                  7.5.4.  Notice of Litigation and Judgments.

                  The Borrower will, and will cause each of its Subsidiaries to, give notice to the Bank in writing promptly after of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, which notice shall state the nature and status of such litigation or proceedings, provided, as to any pending litigation matter existing on the Closing Date or subsequently noticed to the Bank, the Borrower and its Subsidiaries shall only be required to provide the Bank with any updates on the status of such matters if there occurs any material adverse change in the status of such matters. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Bank, in writing, in form and detail satisfactory to the Bank promptly after any judgment not covered by insurance, final or otherwise, is rendered against the Borrower or any of its Subsidiaries in an amount in excess of $1,000,000.

         7.6.  Corporate Existence; Maintenance of Properties.

         The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence, and (b) the rights and franchises material to its business and those of businesses of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company except, solely with respect to Subsidiaries which are not Guarantors, to the extent that any such conversion would not be materially disadvantageous to the Bank or the Borrower, such Subsidiary may be converted to a limited liability company. It (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order, ordinary wear and tear excepted, and supplied with all necessary equipment, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related or similar businesses; provided that nothing in this Section 7.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.
         7.7.  Insurance.

         The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies and in such amounts as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic area.

         7.8.  Taxes.

         The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all material taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all material claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         7.9.  Inspection of Properties and Books, etc.

                  7.9.1.  General.

                  The Borrower shall permit the Bank through itself or any of the Bank's designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Bank may reasonably request and, unless an Event of Default shall have occurred and be continuing, upon reasonable prior notice.

                  7.9.2.  Appraisals.

                  No more frequently than once each calendar year, or more frequently as determined by the Bank if an Event of Default shall have occurred and be continuing, upon the request of the Bank, the Borrower will obtain and deliver to the Bank appraisal reports in form and substance and from appraisers satisfactory to the Bank, stating (i) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment or real estate owned by the Borrower or any of its Subsidiaries and (ii) the then current business value of each of the Borrower and its Subsidiaries. All such appraisals shall be conducted and made at the expense of the Borrower.

                  7.9.3.  Communications with Accountants.

                  At the request of the Bank, the Borrower shall deliver a letter addressed to the Borrower's independent certified public accountants instructing them that, in the presence of the Borrower, the Bank may communicate with such accountants and authorizing such accountants to disclose to the Bank any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries.

         7.10.  Compliance with Laws, Contracts, Licenses, and Permits.

         The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, except as could not reasonably be expected to have a Material Adverse Effect, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound except as could not reasonably be expected to have a Material Adverse Effect and (d) all applicable decrees, orders, and judgments except as could not reasonably be expected to have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will promptly upon becoming aware thereof notify the Bank of such necessity or requirement and, at the request of the Bank, will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Bank with evidence thereof.

         7.11.  Employee Benefit Plans.

         The Borrower will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service upon request of the Bank, furnish to the Bank a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Bank any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

         7.12.  Use of Proceeds.

         The Borrower will use the proceeds of the Revolving Credit Loans solely to finance all or any portion of capital expenditures and/or Permitted Acquisitions, and for working capital and general corporate purposes. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes.

         7.13.  Replacement Instruments.

         Upon receipt of an affidavit of loss and indemnity of an officer of the Bank as to the loss, theft, destruction or mutilation of any Revolving Credit
Note in form and substance mutually satisfactory to the Bank and the Borrower, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Revolving Credit Note,

         the Borrower shall issue, in lieu thereof, a replacement Revolving Credit Note in the same principal amount thereof and otherwise of like tenor.

         7.14.  New Guarantors.

         The Borrower will cause each wholly-owned Domestic Subsidiary of the Borrower (other than the Inactive Subsidiaries) created, acquired or otherwise existing, on or after the Closing Date to promptly become a Guarantor and shall cause such Subsidiary to execute and deliver to the Bank a Guaranty, together with, at the request of the Bank, (a) legal opinions similar to those delivered by the Borrower's counsel to the Bank on the Closing Date and otherwise in form and substance satisfactory to the Bank opining as to the authorization, validity and enforceability of such Guaranty, (b) copies of such Subsidiary's charter, by-laws or other similar organizational documents and (c) copies of such resolutions and certificates of such Subsidiary as to the authorization of such Guaranty. The Bank will update Schedule 6.18 to reflect the addition of such Subsidiary.

         7.15.  Further Assurances.

         The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Bank and execute such further instruments and documents as the Bank shall reasonably request to carry out to its reasonable satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

         7.16.  Ownership of Guarantors.

         The Borrower will at all times legally and beneficially own, directly or indirectly, all of the issued and outstanding shares of capital stock of or other ownership interests in each Guarantor, except for any shares of capital stock or other ownership interests required to be issued to qualify directors under applicable law and except to the extent the Borrower and/or one or more Guarantors enters into a merger, consolidation or other transaction permitted by
Section 8.5.

         7.17.  Inactive Subsidiaries.

         In the event that at any time an Inactive Subsidiary owns assets having a total book value in excess of $25,000 or commences any business activity other than in connection with its own dissolution, the Borrower will cause such Inactive Subsidiary to promptly become a Guarantor and shall cause such Inactive Subsidiary to execute and deliver to the Bank a Guaranty, together with, at the request of the Bank, (a) legal opinions similar to those delivered by the Borrower's counsel to the Bank on the Closing Date and otherwise in form and substance satisfactory to the Bank opining as to the authorization, validity and enforceability of such Guaranty, (b) copies of such Inactive Subsidiary's charter, by-laws or other similar organizational documents and (c) copies of such resolutions and certificates of such Inactive Subsidiary as to the authorization of such Guaranty.

                 8. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or the Bank has any obligation to make any Revolving Credit Loans or to issue, extend or renew any Letters of Credit:

         8.1.  Restrictions on Indebtedness.

         The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Bank arising under any of the Loan Documents;

                  (b) warranties of products or services, in each case incurred in the ordinary course of business;

                  (c) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower or such Subsidiary or under any Capitalized Lease entered into after the date hereof, provided that the aggregate principal amount of such Indebtedness of the Borrower and its Subsidiaries shall not exceed the aggregate amount of $1,000,000 at any one time;

                  (d) Indebtedness existing on the date hereof and listed and described on Schedule 8.1 hereto and any extension, renewal, refunding or refinancing of such Indebtedness that does not increase the principal amount of such Indebtedness outstanding on the date hereof;

                  (e) Indebtedness of a Guarantor to the Borrower or any other Guarantor or of the Borrower to any Guarantor;

                  (f) Indebtedness of the Borrower or any of its Subsidiaries in respect of derivative contracts entered into in the ordinary course of business and not for speculative purposes;

                  (g) Indebtedness of any Person that becomes a Subsidiary of the Borrower after the date hereof pursuant to a Permitted Acquisition so long as (i) such Indebtedness existed at the time of such Permitted Acquisition and was not created in anticipation thereof and (ii) the aggregate outstanding principal amount of Indebtedness incurred pursuant to this Section 8.1(g) does not exceed $1,000,000 at any one time outstanding;

                  (h) Indebtedness of the Borrower arising as a result of the Borrower's reduction of the number of stock options of an employee at the time of such employee's exercise of its stock options pursuant to any Stock Option Plan and the Borrower's agreement to subsequently pay the employee's taxes resulting from such exercise provided that such tax payments are not overdue for more than thirty (30) days;

                  (i) Indebtedness of the Borrower or any of its Subsidiaries arising from such Person's guaranty of lease payments of a Foreign Subsidiary provided that such guaranty is made in the ordinary course of business consistent with past practices (or with respect to Foreign Subsidiaries acquired or created after the Closing Date, consistent with the Borrower's foreign operations as of the Closing Date);

                  (j) unsecured guaranties or other contingent obligations or commitments of the Borrower or any of the Guarantors as set forth in clause (k) of the definition of the term "Indebtedness" in respect of Indebtedness of the Borrower or any of the Guarantors to the extent such Indebtedness is otherwise permitted under this Section 8.1; and

                  (k) additional Indebtedness (whether similar or dissimilar to other Indebtedness in this Section 8.1) of the Borrower or any Subsidiary (excluding Inactive Subsidiaries) in an aggregate principal amount not to exceed $2,000,000 at any one time outstanding.

         8.2.  Restrictions on Liens.

         The Borrower will not, and will not permit any of its  Subsidiaries to,
(a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any "receivables" as defined in clause (g) of the definition of the term "Indebtedness," with or without recourse; provided that the Borrower or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

                  (i) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

                  (ii) liens to secure taxes,  assessments and other  government charges in respect of obligations not more than thirty (30) days overdue or which are being contested in good faith and by appropriate proceedings diligently conducted and with respect to which adequate reserves have been established and are being maintained in accordance with generally accepted accounting principles or liens on properties to secure claims for labor, material or supplies in respect of obligations not more than thirty (30) days overdue or which are being contested in good faith and by appropriate proceedings diligently conducted and with respect to which adequate reserves have been established and are being maintained in accordance with generally accepted accounting principles;

                  (iii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                  (iv) liens on properties in respect of judgments or awards not constituting an Event of Default under Section 12.1(i), but only so long as execution is not levied thereunder;

                  (v) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties in existence less than 120 days from the date of creation thereof in respect of obligations not more than twenty (20) days overdue or which are being contested in good faith and by appropriate proceedings diligently conducted and with respect to which adequate reserves have been established and are being maintained in accordance with generally accepted accounting principles;

                  (vi) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a Material Adverse Effect;

                  (vii)    liens  existing  on  the  date  hereof  and listed on
         Schedule 8.2 hereto;

                  (viii) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Section 8.1(c), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired and liens on personal property arising under Capitalized Leases entered into after the date hereof securing Capitalized Leases of the type and amount permitted by
         Section 8.1(c)  and covering only the personal property so leased;

                  (ix) liens to secure the performance of surety and appeal bonds, performance bonds and similar obligations and liens arising from a seller's title retention provisions with respect to goods and services acquired in the ordinary course of business, in each case so long as proceedings to commence foreclosure in respect of any such lien shall not have commenced;

                  (x)  statutory  liens  of  landlords  on  security   deposits,
         statutory liens of banks and rights of set-off and other liens imposed by law, in each case incurred in the ordinary course of business;

                  (xi) liens on assets of a Subsidiary of the Borrower acquired after the Closing Date pursuant to a Permitted Acquisition, which security interests cover only the assets so acquired, securing Indebtedness permitted by Section 8.1 hereof provided (1) such security interests were not created in contemplation of such Permitted Acquisition; (2) such security interests are terminated and discharged to the satisfaction of the Bank within ninety (90) days of the date such Permitted Acquisition is consummated; and (3) within ten (10) Business Days after the date of consummation of such Permitted Acquisition the Borrower shall have provided to the Bank a description of any liens or security interests existing as to such Subsidiary on such date together with a certification that arrangements are being made to terminate all security interests and liens within the time period permitted by subparagraph (2) hereof (such liens and security interests being hereinafter referred to as the "Temporary Liens");

                  (xii) a disposition, without recourse, of defaulted receivables for collection and not as a financing arrangement or a disposition of receivables, with or without recourse, by a Foreign Subsidiary in the ordinary course of business to the extent such disposition is consistent with customary practices in such Foreign Subsidiary's country of business; and

                  (xiii) to the extent any term of any license or lease entered into in the ordinary course of business would be considered a restriction upon property, such license or lease, provided neither the Borrower nor any Subsidiary has granted any lien or other security interest to any other Person in connection therewith.

         8.3.  Restrictions on Investments.

         The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                  (a) Investments permitted by the Investment Policy as of the date when any such Investment is made;

                  (b)      Investments existing on the date hereof and listed on
         Schedule 8.3 hereto and any renewals, amendments or replacements thereof which do not increase the amount thereof;

                  (c) Investments with respect to Indebtedness permitted by Section 8.1(e) so long as such entities remain Guarantors hereunder;

                  (d) Investments consisting of the Guaranty or other guarantees expressly permitted by Section 8.1;

                  (e) (i) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $500,000 in the aggregate at any time outstanding and (ii) Investments made in connection with employees' compensation packages consisting of advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business consistent with past practices;

                  (f) Investments made after the date hereof in connection with Permitted Acquisitions;

                  (g) the Borrower and its Subsidiaries (i) may make additional Investments in their respective Domestic Subsidiaries (excluding Inactive Subsidiaries) which are not Guarantors (whether such Subsidiaries are now existing or hereafter created or acquired) in an aggregate amount not to exceed $50,000 at any one time outstanding,
         (ii) may make Investments in their respective Foreign Subsidiaries as the initial capitalization of such Foreign Subsidiary in an aggregate amount not to exceed $250,000 for any Foreign Subsidiary and $10,000,000 in the aggregate for all Investments in all Foreign Subsidiaries during the term of this Credit Agreement, and (iii) may make additional Investments in their respective Foreign Subsidiaries (whether such Subsidiaries are now existing or hereafter created or acquired) in an aggregate amount not to exceed $500,000 in any fiscal year;

                  (h) the Borrower and its Subsidiaries may continue to own their existing Investments in the Japanese Joint Venture as of the date of this Credit Agreement;

                  (i) Investments consisting of loans and advances to officers, directors or employees of the Borrower or any of its Subsidiaries or their immediate family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, to finance the acquisition of common stock of the Borrower in an aggregate amount not to exceed $500,000 at any one time outstanding;

                  (j) Investments by the Borrower or any Guarantor in the Borrower or a Guarantor so long as, with respect to any Investment in a Guarantor, such Person remains a Subsidiary of the Borrower and a Guarantor hereunder; and

                  (k) Investments by the Borrower made after the date hereof in joint ventures or other minority interests in Persons (other than Investments referred to elsewhere in this Section 8.3) in an aggregate amount not to exceed $10,000,000 in any fiscal year less the aggregate amount expended by the Borrower in such fiscal year for Permitted Acquisitions.

         8.4.  Restricted Payments.

         Neither the Borrower nor any of its Subsidiaries will make any Restricted Payments; provided, however (a) so long as no Default or Event of Default has occurred and is continuing or would exist as a result thereof, the Borrower or any Subsidiary shall be permitted to make Restricted Payments, (b) any Subsidiary of the Borrower shall be permitted to make Restricted Payments to the Borrower or any Guarantor and shall be permitted to make Distributions to its shareholders, partners and other equity holders so long as such Distributions are declared and paid ratably to the shareholders, partners and other equity holders of such Subsidiary and (c) the Borrower shall be permitted to make Restricted Payments to any Guarantor and any Guarantor shall be permitted to make Restricted Payments to the Borrower or any other Guarantor.

         8.5.  Merger, Consolidation and Disposition of Assets.

                  8.5.1.  Mergers and Acquisitions.

                  The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or effect any acquisition of capital stock of any other Person in a manner that causes such Person to become a Subsidiary of the Borrower or any acquisition of all or substantially all of the assets of any Person or any division or business except (a) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower;
         (b) the  merger or  consolidation  of two or more  Subsidiaries  of the
         Borrower; or (c) any merger or asset or stock acquisition by the Borrower or any of its Subsidiaries with or of Persons in the same or similar line of business as the Borrower, (a "Permitted Acquisition") where (1) the Borrower has provided the Bank with written notice of such Permitted Acquisition within ten (10) Business Days after the consummation thereof, which notice shall include a reasonably detailed description of such Permitted Acquisition; (2) the business to be acquired would not subject the Bank to any additional regulatory or third party approvals in connection with the exercise of its rights and remedies under this Credit Agreement or any other Loan Document; (3) no contingent liabilities will be incurred or assumed in connection with such Permitted Acquisition which could reasonably be expected to have a Material Adverse Effect, and any Indebtedness incurred or assumed in connection with such Permitted Acquisition shall have been permitted to be incurred or assumed pursuant to Section 8.1 hereof; (4) after the consummation of the Permitted Acquisition, to the extent such acquisition was a stock acquisition, either (A) the Person so acquired is merged with and into the Borrower or its Subsidiary, with the Borrower or such Subsidiary, as the case may be, being the survivor of such merger (but only to the extent such Subsidiary is a Guarantor) or
         (B) to the extent such Person is not merged with and into the Borrower or a Subsidiary, such Person shall become a Guarantor hereunder to the extent such Person is a wholly-owned, Domestic Subsidiary; (5) the aggregate amount of the purchase price for all Permitted Acquisitions (or series of related acquisitions) shall not exceed $10,000,000 in any fiscal year less the aggregate amount of Investments made by the Borrower in such fiscal year pursuant to Section 8.3(k); (6) the board of directors and the shareholders (if required by applicable law), or the equivalent, of each of the Borrower and the Person to be acquired has approved such merger, consolidation or acquisition and such Permitted Acquisition is not considered "hostile"; (7) no Default or Event of Default then exists or would result after giving effect to the Permitted Acquisition; and (8) within ten (10) Business Days after the date of consummation of such Permitted Acquisition, the

         Borrower shall have provided to the Bank a description of each Temporary Lien together with a certification that arrangements are being made to terminate all such Temporary Liens within the time period permitted by Section 8.2(xi)(2).

                  8.5.2.  Disposition of Assets.

                  The  Borrower  will  not,  and  will  not  permit  any  of its
         Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (a) Excluded Dispositions and (b) Asset Sales, the Net Cash Sale Proceeds of which are applied pursuant to the terms of Section 3.2.2; provided, (i) no Default or Event of Default has occurred and is continuing at the time of such Asset Sale;
         (ii) the fair market value of all assets sold in any fiscal year pursuant to Asset Sales does not exceed, in the aggregate, $1,000,000;
         (iii) the Person selling such asset receives 100% of the purchase price in cash; and (iv) the purchase price received by such Person in connection with any Asset Sale is not less than the fair market value of the property being sold in the good faith opinion of such Person.

         8.6.  Sale and Leaseback.

         The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

         8.7.  Compliance with Environmental Laws.

         The Borrower will not, and will not permit any of its  Subsidiaries to,
(a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, in each case in any manner that would have a Material Adverse Effect.

         8.8.  Employee Benefit Plans.

         Neither the Borrower nor any ERISA Affiliate will, except as could not reasonably be expected to have a Material Adverse Effect,:

                  (a) engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

                  (b)  permit   any   Guaranteed   Pension   Plan  to  incur  an
         "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

                  (d) amend   any  Guaranteed  Pension  Plan  in   circumstances
         requiring  the   posting   of   security   pursuant  to Section 307 of
         ERISA or Section 401(a)(29) of the Code; or

                  (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

         8.9.  Business Activities.

         The Borrower will not, and will not permit any of its Subsidiaries to, be primarily engaged directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Closing Date and in related or similar businesses.

         8.10.  Fiscal Year.

         The Borrower will not, and will not permit any of it Subsidiaries to, change the date of the end of its fiscal year from that set forth in
Section 6.4.1.

         8.11.  Transactions with Affiliates.

         Except for (a) those transactions set forth on Schedule 6.14, (b) ordinary course dealings with Foreign Subsidiaries conducted in a manner consistent with past practices (or with respect to Foreign Subsidiaries acquired or created after the Closing Date, conducted in a manner consistent with the Borrower's foreign operations as of the Closing Date), and (c) transactions between the Borrower and a Guarantor or between Guarantors, the Borrower will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

         8.12.  Upstream Limitations.

         The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement, contract or arrangement (other than the Credit Agreement and the other Loan Documents) restricting the ability of any Subsidiary to pay or make dividends or distributions in cash or kind to the Borrower, to make loans, advances or other payments of whatsoever nature to the Borrower, or to make transfers or distributions of all or any part of its assets to the Borrower, provided that (a) the foregoing will not apply to restrictions or conditions imposed by law and (b) the foregoing, insofar as it relates to restrictions on transfers, will not apply to customary anti-assignment provisions in leases, licensing agreements and other non-financing contracts entered into by the Borrower or such Subsidiary in the ordinary course of its business or to restrictions or conditions imposed by agreements with Persons prohibiting any such restriction on transfer on assets in which such Person has a security interest which is permitted by Section 8.2

         8.13.  Inconsistent Agreements.

         The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by the performance by the Borrower or any of its Subsidiaries of their respective obligations hereunder or under any of the Loan Documents, the violation of which could reasonably be expected to have a Material Adverse Effect.

         8.14.  Modification of Capitalization Documents.

         The Borrower will not, nor will it permit any of its Subsidiaries to, consent to or agree to any material amendment, supplement or other modification to the Capitalization Documents without the prior written consent of the Bank except for any such amendment, supplement or modification which would not have any adverse effect on the Bank's rights under the Loan Documents or the Borrower's or any of its Subsidiaries' obligations under the Loan Documents or which is being effected in connection with any transaction permitted by
Section 8.5.1.

         8.15.  Negative Pledge.

         Except as set forth on Schedule 8.15, the Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Credit Agreement and the other Loan Documents and any document evidencing
Indebtedness of a Subsidiary of the Borrower acquired in a Permitted Acquisition, but only so long as the Temporary Lien is permitted to exist) prohibiting the creation or assumption of any lien upon its properties, revenues or assets or those of any of its Subsidiaries, whether now owned or hereafter acquired other than (a) agreements with Persons prohibiting any such lien on assets in which such Person has a security interest which is permitted by
Section 8.2, (b) restrictions or conditions imposed by law and (c) customary anti-assignment provisions in leases, licensing agreements and other non-financing contracts entered into by the Borrower or such Subsidiary in the ordinary course of its business.

                     9. FINANCIAL COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or the Bank has any obligation to make any Revolving Credit Loans or to issue, extend or renew any Letters of Credit:

         9.1.  Leverage Ratio.

         The Borrower will not permit the Leverage Ratio to exceed 1.00:1.00 as of the last day of any quarter of any fiscal year of the Borrower.

         9.2.  Quick Ratio.

         The Borrower will not permit the ratio of Consolidated Quick Assets to Consolidated Current Liabilities to be less than 1.25:1.00 at any time.

         9.3.  Profitable Operations.

         The  Borrower  will not permit  the sum of  (without  duplication)  (a)
Consolidated PreTax Income plus (b) total interest expense paid or accrued for such period (including payments consisting of interest in respect of any

Capitalized Lease or any Synthetic Lease and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money), plus (c) all extraordinary nonrecurring non-cash items of expense and minus (d) all extraordinary nonrecurring items of income for any four consecutive fiscal quarters (treated as a single accounting period) to be less than $10,000,000.00.

                             10. CLOSING CONDITIONS.

         The obligations of the Bank to make the initial Revolving Credit Loans and to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent:

         10.1.  Loan Documents.

         Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Bank. The Bank shall have received a fully executed copy of each such document.

         10.2.  Certified Copies of Charter Documents.

         The Bank shall have received from the Borrower and each of the Guarantors a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (i) its charter or other incorporation documents as in effect on such date of certification, and (ii) its by-laws as in effect on such date.

         10.3.  Corporate Action.

         All corporate action necessary for the valid execution, delivery and performance by the Borrower and each of the Guarantors of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Bank shall have been provided to the Bank.

         10.4.  Incumbency Certificate.

         The Bank shall have received from the Borrower and each of the Guarantors an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or such Guarantor, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of the Borrower or such Guarantor, each of the Loan Documents to which the Borrower or such Guarantor is or is to become a party; (b) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

         10.5.   UCC Search Results.

         The Bank shall have received the results of UCC searches  indicating no
liens  other  than   Permitted   Liens  and  otherwise  in  form  and  substance
satisfactory to the Bank.

         10.6.  Certificates of Insurance.

         The Bank shall have received a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms.

         10.7.  Opinion of Counsel.

         The Bank shall have received a favorable legal opinion addressed to the Bank, dated as of the Closing Date, in form and substance satisfactory to the Bank from Palmer & Dodge LLP, counsel to the Borrower and its Subsidiaries, which counsel may rely on opinions of local counsel.

         10.8.  Payment of Fees.

         The  Borrower  shall have paid to the Bank the closing fee  pursuant to
Section 5.1 and all other fees due and payable hereunder.

         10.9.  No Material Adverse Change.

         The Bank shall be satisfied that there shall have occurred no material adverse change in the business, operations, assets, properties or condition (financial or otherwise) of the Borrower, individually, or the Borrower and its Subsidiaries, taken as a whole, since the Balance Sheet Date.

         10.10.  Compliance Certificate.

         The Bank shall have received from the Borrower a Compliance Certificate setting forth the Borrower's Leverage Ratio as of March 31, 2000.

         10.11.  Proceedings and Documents.

         All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Bank and the Bank's Special Counsel, and the Bank and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Bank may reasonably request.

                        11. CONDITIONS TO ALL BORROWINGS.

         The obligations of the Bank to make any Revolving Credit Loan and to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         11.1.  Representations True; No Event of Default.

         Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered by the Borrower or any of its Subsidiaries pursuant to or in connection with this Credit Agreement shall be true in all material respects as of the date as of which they were made and shall also be true in all material respects at and as of the time of the making of such Revolving Credit Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to the business, properties, condition (financial or otherwise), assets, operations or income of the Borrower and the Guarantors, taken as a whole, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. Each Loan Request and each request for the issuance, extension or renewal of a Letter of Credit submitted by the Borrower to the Bank shall constitute a certification by the Borrower as to this
Section 11.1 as of
the date the related Revolving Credit Loan is made or Letter of Credit is issued, renewed or extended.

         11.2.  No Legal Impediment.

         No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of the Bank would make it illegal for the Bank to make such Revolving Credit Loan or to issue, extend or renew such Letter of Credit.

         11.3.  Governmental Regulation.

         The Bank shall have received such statements in substance and form reasonably satisfactory to the Bank as the Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

                    12. EVENTS OF DEFAULT; ACCELERATION; ETC.

         12.1.  Events of Default and Acceleration.

         If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                  (a) the Borrower shall fail to pay any principal of the Revolving Credit Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrower shall fail to pay any interest on the Revolving Credit Loans, the commitment fee, any Letter of Credit Fee or other sums due hereunder or under any of the other Loan Documents, within three (3) days after the date when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (c) the Borrower shall fail to comply with any of its covenants contained in Sections 7.1, 7.4(a), (b) and (c), 7.5.1,
         7.6 (a), 7.12, 7.14 or 7.16, 8 or 9;

                  (d) (i) the Borrower shall fail to comply with any of its covenants contained in Section 7.4 (other than those specified elsewhere in this Section 12.1) within five (5) days after written notice of such failure has been given to the Borrower by the Bank or
         (ii) the Borrower or any Guarantor shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 12.1) to which it is a party for twenty (20) days after written notice of such failure has been given to the Borrower by the Bank;

                  (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (f) the Borrower or any of its Subsidiaries shall (i) fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, in each case, in an individual principal amount of $1,000,000 or more, or (ii) fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in an amount equal to or greater than the individual principal amount specified in clause (i) above for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations;

                  (g) the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate in writing its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof;

                  (h) a decree or order is entered by a court of competent jurisdiction appointing any such trustee, custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or any substantial part of the assets of the Borrower or any of its Subsidiaries or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                  (i) a final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate (exclusive of judgment amounts covered by insurance) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Borrower or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge) or vacated, or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or the relevant Subsidiary shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

                  (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded, in each case otherwise than in accordance with the terms thereof or hereof or with the express prior written agreement, consent or approval of the Bank, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (k) the Borrower or any ERISA  Affiliate  incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $500,000, or the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $500,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of
         Section 302(f)(1) of ERISA), provided that it could reasonably be expected that such event (A) could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $500,000 and
         (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

                  (l) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business, the Borrower or such Subsidiary shall have complied with such order and such order shall continue in effect for more than thirty (30) days and, with respect to a Subsidiary of the Borrower only, such order could reasonably be expected to result in a Material Adverse Effect; or

                  (m) any  person or group of  persons  (within  the  meaning of
         Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said
         Act) of 25% or more of the outstanding shares of common stock of the Borrower or, during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period (together with any new directors whose election by such board of directors or whose nomination for reelection by the shareholders of the Borrower was approved by a vote of a majority of the directors of the Borrower then still in office who where either directors on the first day of such period or whose election or nomination for election was previously so approved) shall cease to constitute a majority of the board of directors of the Borrower;

then, and in any such event, so long as the same may be continuing, the Bank may by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Revolving Credit Note and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Sections 12.1(g) or 12.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Bank.

         12.2.  Termination of Commitments.

         If any one or more of the Events of Default specified in Section 12.1(g) or Section 12.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and the Bank shall be relieved of all further obligations to make Revolving Credit Loans to the Borrower and to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Bank may by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and the Bank shall be relieved of all further obligations to make Revolving Credit Loans and to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

         12.3.  Remedies.

         In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Bank shall have accelerated the maturity of the Revolving Credit Loans pursuant to Section 12.1, the Bank, if owed any amount with respect to the Revolving Credit Loans or the Reimbursement Obligations, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to the Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Bank. No remedy herein conferred upon the Bank or the holder of any Revolving Credit Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                                   13. SETOFF.

         Regardless of the adequacy of any collateral, during the continuance of any Default under Section 12.1(b) or any Event of Default, any deposits credited by or due from the Bank to the Borrower may be applied to or set off by the Bank against the payment of Obligations of the Borrower to the Bank without notice to the Borrower, which is hereby expressly waived by the Borrower.

                        14. EXPENSES AND INDEMNIFICATION.

         14.1.  Expenses.

         The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Bank (other than taxes based upon the Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Bank's Special Counsel or any local counsel to the Bank incurred in connection with the preparation, execution and delivery of the Loan Documents and other instruments mentioned herein, (d) the reasonable fees, expenses and disbursements of the Bank's Special Counsel or any local counsel to the Bank incurred in connection with the administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (e) the fees, expenses and disbursements of the Bank or any of its affiliates incurred by the Bank or such affiliate in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, (f) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of the Bank, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by the Bank in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute arising hereunder or under any of the other Loan Documents, in any way related to the Bank's relationship with the Borrower or any of its Subsidiaries and (g) without duplication of any amount paid by the Borrower under clause (c), (d) or
(e) above, all reasonable fees, expenses and disbursements of the Bank incurred in connection with UCC searches.

         14.2.  Indemnification.

         The Borrower agrees to indemnify and hold harmless the Bank and its affiliates from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Revolving Credit Loans or Letters of Credit, (b) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (c) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that such indemnity shall not, as to any indemnitee be available to the extent such claims, actions, suits, liabilities, losses, damages or expenses have resulted from the gross negligence or willful misconduct of such indemnitee. In litigation, or the preparation therefor, the Bank and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 14.2 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

         14.3.  Survival.

         The covenants contained in this Section 14 shall survive payment or satisfaction in full of all other Obligations.

               15. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

         15.1.  Confidentiality.

         The Bank agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement, provided that nothing herein shall limit the disclosure of any such information
(a) after  such  information  shall have  become  public  other  than  through a violation of this Section 15, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for the Bank, (d) to bank examiners or any other regulatory authority having jurisdiction over the Bank, or to auditors or accountants, (e) to the Bank or any affiliate of the Bank to the extent reasonably required in connection with the transactions contemplated by this Credit Agreement, (f) in connection with any litigation to which the Bank or any affiliate of the Bank is a party in which the Bank has been required or, in the opinion of its legal counsel, deems it necessary or advisable to produce such information, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, or (g) to any assignee or participant (or prospective assignee or participant)
so long as such assignee or participant agrees (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and (iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

         15.2.  Prior Notification.

         Unless specifically prohibited by applicable law or court order, the Bank shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of the Bank by such governmental agency) or pursuant to legal process.

         15.3.  Other.

         In no event shall the Bank be obligated or required to return any materials furnished to it by the Borrower or any of its Subsidiaries. The obligations of the Bank under this Section 15 shall supersede and replace the obligations of the Bank under any confidentiality letter in respect of this financing signed and delivered by the Bank to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Revolving Credit Loans or Reimbursement Obligations from the Bank.

                         16. SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Revolving Credit Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Bank of any of the Revolving Credit Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Revolving Credit Notes or any of the other Loan Documents remains outstanding or the Bank has any obligation to make any Revolving Credit Loans or to issue, extend or renew any Letter of Credit. The obligations of the Borrower under Section 14 of this Credit Agreement shall survive the termination of this Credit Agreement. All statements contained in any certificate or other paper delivered to the Bank at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

                        17. ASSIGNMENT AND PARTICIPATION.

         17.1.  Assignment by Bank.

         The Bank may at any time or from time to time assign all or any portion of its rights and obligations hereunder and under the other Loan Documents to one or more banks or other financial institutions (each an "Assignee") but only with the prior written consent of the Borrower, such consent not to be unreasonably withheld, provided that the Borrower's consent shall not be required in the case of any assignment effected while an Event of Default shall have occurred and be continuing and the Borrower agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Credit Agreement and to any other documents, instruments and agreements executed in connection herewith as the Bank shall deem necessary to effect the foregoing. In addition, at the request of the Bank and any such Assignee, the Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Bank has retained any of its rights and obligations hereunder following such assignment, to the Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by the Bank prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and the Bank after giving effect to such assignment. Upon the Banks' receipt of any consent from the Borrower required under this Section 17.1, the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Bank in connection with such assignment, and the payment by Assignee of the purchase price agreed to by the Bank and such Assignee, such Assignee shall be a party to this Credit Agreement and shall have all of the rights and obligations of a bank hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Bank pursuant to the assignment documentation between the Bank and such Assignee, and the Bank shall be released from its obligations hereunder and thereunder to a corresponding extent. Anything contained in this Section 17.1 to the contrary notwithstanding, the Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Revolving Credit Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the Bank from its obligations hereunder or under any of the other Loan Documents.

         17.2.  Participation by Bank.

         The Bank shall have the right at any time or from time to time, and without the consent of the Borrower, to sell participations to one or more banks or other financial institutions (a "Participant") in all or any portion of its rights and obligations hereunder; provided that (a) the Bank's obligations under this Credit Agreement and the other Loan Documents shall remain unchanged, (b) the Bank shall remain solely responsible to the Borrower for the performance of such obligations and (c) the Borrower shall continue to deal directly and solely with the Bank in connection with the Bank's rights and obligations under this Credit Agreement and the other Loan Documents. Any agreement or instrument pursuant to which the Bank sells a participation shall provide that the Bank shall retain the sole right to enforce this Credit Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Credit Agreement, provided that such agreement or instrument may provide that the Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver which would (i) extend the term or increase the Commitment of the Bank, if the effect of such increase would be to increase the aggregate principal amount of participations which the Participant is required to purchase from the Bank under such agreement or instrument evidencing such participations, (ii) reduce the principal amount of any Revolving Credit Loan in which the Participant has purchased a participation or the amount which the Borrower is required to reimburse the Bank hereunder in respect of any drawing under a Letter of Credit in which the Participant has purchased a participation or reduce the rate of interest thereon, (iii) reduce the amount of any commitment fees or Letter of Credit Fees to which the Participant is entitled or
(iv) extend any regularly scheduled payment date for principal or interest. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective participants, provided that the Bank shall require any prospective participant to agree in writing to maintain the confidentiality of such information on the terms set forth in Section 15.

         17.3.  Assignment by Borrower.

         The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of the Bank.

                                18. NOTICES, ETC.

         Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Revolving Credit Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telecopy or facsimile and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to the Borrower, at 9 Hampshire Street, Mansfield, Massachusetts 02048, Attention: Michael El-Hillow, Chief Financial Officer, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice; and

                  (b) if to the Bank, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Debra E. DelVecchio, Vice President, or such other address for notice as the Bank shall last have furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               19. GOVERNING LAW.

         THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF

SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 18. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  20. HEADINGS.

         The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                21. COUNTERPARTS.

         This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           22. ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 24.

                            23. WAIVER OF JURY TRIAL.

         Each of the Borrower and the Bank hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Revolving Credit Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of the Bank has represented, expressly or otherwise, that the Bank would not, in the event of litigation, seek to enforce the foregoing waivers and
(b) acknowledges that the Bank has been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                     24. CONSENTS, AMENDMENTS, WAIVERS, ETC.

         This Agreement may not be amended or waived except by a written instrument signed by the Borrower and the Bank. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                                   25. USURY.

         All agreements between the Borrower and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of the Revolving Credit Note or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the Indebtedness represented by the Revolving Credit Note exceed the maximum permissible under applicable law. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank, in the execution, delivery and acceptance of the Revolving Credit Note, to contract in strict compliance with the laws of the Commonwealth of Massachusetts. If, under any circumstances whatsoever, performance or fulfillment of any provision of the Revolving Credit Note or any of the other Loan Documents at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation so to be performed or fulfilled shall be reduced automatically to the limits of such validity, and if under any circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Revolving Credit Note and not to the payment of interest. The provisions of this Section 25 shall control every other provision of this Credit Agreement and the Revolving Credit Note.

                                26. SEVERABILITY.

         The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                          HELIX TECHNOLOGY CORPORATION

                          By: /s/Michael El-Hillow
                              -------------------------------------------------
                              Name:  Michael  El-Hillow
                              Title: Vice President and Chief Financial Officer

                          FLEET NATIONAL BANK



                          By: /s/Debra L. DelVecchio
                              -------------------------------------------------
                              Name:  Debra L. DelVecchio
                              Title: Vice President